Exhibit 99.6

                              GUARANTEE OF DELIVERY
        (Not to be used for Subscription Certificate signature guarantee)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial hank or unit company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents all within three American Stock Exchange, Inc. trading days after the date hereof.

___________________________                       Dated: _________, 2001

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Address                                            (Name of Firm)


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(Area Code and Telephone Number)                       (Authorized Signature)


     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution